As filed with the Securities and Exchange Commission on September 9 , 2016

Registration No. 333-211489

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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AMENDMENT NO. 3 ON FORM S-1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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TYME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	45-3864597 (I.R.S. Employer Identification Number)

44 Wall Street – 12th Floor

New York, New York

Telephone:  (646) 205-1603

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Steve Hoffman

President and Chief Executive Officer

TYME TECHNOLOGIES, INC.

44 WALL STREET – 12th FLOOR

NEW YORK, NY 10005

Telephone:  (646) 205-1603

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all communications to:

Brian J. Lynch

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, Pennsylvania 19103-6996

(215) 988-1119

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Approximate date of commencement of proposed sale to public:   Promptly after effectiveness, on a continuous basis more than 30 days after the initial effective date of this registration statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price per Class of Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (1)
Common Stock, par value $0.0001 per share	$ 150,000,000	(2)		(3)	$ 150,000,000	(3)	$ 15,105
Preferred Stock, par value $0.0001 per share	$ 40,000,000	(2)		(3)	$ 40,000,000	(3)	$ 4,028
Debt Securities	$ 50,0000,000	(2)		(3)	$ 50,0000,000	(3)	$ 5,035
Warrants	$ 10,000,000	(2)		(3)	$ 10,000,000	(3)	$ 1,007
Total	$ 250,000,000	(2)			$ 250,000,000		$ 25,175	(4)

(1) Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended, or the Securities Act.  The Registrant is registering securities on this Registration Statement with an aggregate offering price for each class of securities specified below and corresponding with amounts listed alongside footnote (2).

(2) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as may be issued hereunder , provided such issuances shall have an aggregate initial offering price not to exceed the corresponding amount set forth alongside such securities as set forth next to footnote 2 in the table above. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.  If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all debt securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) The proposed maximum aggregate offering price per class of security will be determined after effectiveness by the registrant in connection with the issuance by the registrant of the securities registered hereunder up to the corresponding amount set forth alongside such securities as set forth next to footnote 2 in the table above.

(4) Previously paid.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion Dated September 9 , 2016

Prospectus

TYME TECHNOLOGIES, INC.

$150,000,000

Common Stock

$40,000,000

Preferred Stock

$50,000,000

Debt Securities

$10,000,000

Warrants

We plan to offer up to $250,000,000 in securities, subject to the limit for each class specified herein , for the securities described in this prospectus in one or more offerings. We plan to sell pursuant to this prospectus no more than: $150,000,000 in common stock; $40,000,000 in preferred stock; $50,000,000 in debt securities; and $10,000,000 in warrants. We plan to sell such securities at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices. We plan to offer, as may be required, securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we sell securities (other than common stock), we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any authorized free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any authorized free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is traded on the OTCBB under the symbol “TYMI.” On September 8 , 2016, the last reported sale price of our common stock was $ 4.50 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on any other securities market or other exchange of the securities, if any, covered by securities issued under the prospectus supplement.

We may sell these securities directly to investors, through agents designated by us or to or through underwriters or dealers, on a continuous basis after the effective date of the registration statement of which this prospectus forms a part . For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

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Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described and cross-referenced under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this prospectus is September __, 2016

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
RATIO OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF WARRANTS	19
LEGAL OWNERSHIP OF SECURITIES	21
PLAN OF DISTRIBUTION	24
LEGAL OPINIONS	25
EXPERTS	26
WHERE YOU CAN FIND MORE INFORMATION	26
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	26
DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	27

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, subject to the limits on sale for each class of securities specified herein, in one or more offerings up to a total aggregate offering price of $250,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any authorized free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any authorized free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any authorized free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

- i -

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any authorized free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein as well as in the applicable prospectus supplement and any such free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” or “registrant” refer to Tyme Technologies, Inc. and includes its subsidiaries and predecessors.

Company Overview

We are a clinical-stage pharmaceutical company focused on discovering and developing highly targeted cancer therapeutics for a broad range of oncology indications.  We are currently developing for use in humans SM-88, our proprietary combination drug candidate.  Combination drug products are commonly referred to as “drug cocktails.”  We believe SM-88 can become a first-in-class oncology therapy that could increase the power of the body’s innate defenses to utilize oxidative stress to kill cancer cells.

SM-88

SM-88 is a novel combination of a proprietary novel molecule with three currently-marketed drugs that are generally considered safe for their already approved indications, which are in areas other than cancer treatment. We believe that SM-88 is capable of synergistically targeting the unique metabolic features of cancer cells and selectively altering the susceptibility of cancer cells to oxidative stress. This selectivity is underscored by evidence indicating that, to date, the SM-88 drug combination drug candidate has been shown to be nontoxic to noncancerous cells, unlike most current anticancer drugs and treatments.  SM-88’s therapeutic potential is based on its ability to increase the availability of free radicals at the cancer site and promote their entry into the cell by stripping the cancer cells of their normal barriers to these toxic electrons.  The active components of SM-88 are all administered in low doses.

We believe, based on SM-88’s mechanism of action and proof-of-concept clinical data, that our drug may ultimately improve overall response rates, clinical outcomes and survival rates in cancer patients. Based on its novel proposed mechanism of action and the factors described below, SM-88 may prove particularly beneficial to cancer patients who have relapsed following traditional cancer therapies.

SM-88 is designed to penetrate only living cancer cells, where it introduces multiple mechanisms to kill cancer cells without toxic effects and without involving healthy body tissue.  Based upon preliminary data and responses from a phase I clinical trial study and IRB compassionate care studies, we believe that the mechanism of action for SM-88 may induce the transfer of electrons in cancer cells that allow catalyzed external free radicals to react and stress the cancer cells, creating an engineered metabolic response that results in decreased mucin and decreased defense to reactive oxygen.

Our Initial Clinical Trial

Our initial proof-of-concept clinical trial, we believe, demonstrated that our drug was well-tolerated and showed preliminary activity across a number of different cancer types in terms of tumor regression, biomarker improvement, and in overall survival.  Promising results were shown in the 30 enrolled subjects eligible for efficacy evaluation in a proof-of-concept institutional review board (IRB)-approved clinical trial.  Results from the 30 patients indicated that a complete response was observed in two patients, partial response in six patients, stable disease in 19 patients and progressive disease in three patients.  We cannot predict whether such results will be shown in the future clinical trials and other testing we will be required to undertake in order to obtain regulatory approval of SM-88.

IRB-Sanctioned Compassionate Use Program

Commencing in January 2012 and concluding in June 2014, we conducted a single-center, open-label, proof-of-concept study for SM-88 in 53 late-stage cancer patients with relapsed or highly refractory disease, including individuals with breast, pancreatic and primary lung cancers, as well as glioblastoma.  The trial was conducted under an institutional review board (IRB)-sanctioned compassionate use protocol.  In the study, patients received one to ten cycles of treatment, each consisting of daily administration, five days per week, for six weeks.  Results from the 53 patients indicated that a complete response was observed in six patients, partial response in 17 patients, stable disease in 18 and progressive disease in 12 patients.  During cycle one, improvements were noted by nearly all subjects in Eastern Cooperative Oncology Group Performance Status, European Organization for Research and Treatment of Cancer Quality of Life and self-reported pain scores.  SM-88 was well tolerated, and drug-related adverse events (“AEs”) in cycle one were mild to moderate and self-limiting, with no therapy required.  Most AEs occurred within the first cycle of treatment, with the exception of hyperpigmentation, which eventually occurred in all subjects.

Our Clinical Trial Objectives

We are developing a regulatory and drug development program for SM-88 and are working towards the initiation of our first phase II clinical trial.  In September of 2015, we filed an IND with the FDA for our SM-88 drug candidate.  In October of 2015, the FDA accepted the IND and concluded that we may proceed with a clinical investigation of SM-88 for breast cancer.  Subsequent to the FDA’s acceptance of our IND for SM-88 and approval of our clinical trial for breast cancer, we made a determination, based on input from various sources and the strong interest of several clinical sites, to prioritize our clinical trial objectives by initiating a study in prostate cancer.

On June 13, 2016, we announced that we have begun recruiting for a phase Ib/II clinical trial, using our proprietary compound, SM-88, to treat prostate cancer. Unlike traditional chemotherapy, SM-88 is designed to target only active cancer calls. The trial is designed to confirm SM-88’s earlier reported activity in reducing the prostate-specific antigen (“PSA”) without causing the medical castration-like effects often experienced with the current standard of care.

The trial will be a single-arm, open label trial and up to five clinical sites will be involved. Prospective enrollees will have prostate cancer, rising PSA levels, without metastatic disease, and have failed androgen deprivation therapy. Recruitment for the study is currently underway. We will report results on PSA levels and novel biomarker components, as well as progression free survival data at the conclusion of the study, or earlier, if appropriate milestones are met.

We are also evaluating protocols for clinical trial studies to evaluate SM-88 for breast and pancreatic cancer.

Focused Strategies of Our Research

We have focused our research and development efforts on a proprietary platform technology, for which we retain global IP and commercial rights, for use in creating drugs to treat the unmet medical needs of oncology patients.  This population includes patients with limited life expectancy and scarce therapeutic options, such as those with refractory cancer (i.e., cancer that is unresponsive to treatment with standard therapies), those who are undergoing salvage therapy or patients who have relapsed.  We believe this development strategy directed at this patient population may allow for faster regulatory approval and may likely require smaller clinical trials, as compared to those indications with more therapeutic options and larger patient populations.

Our approach is intended to take advantage of the deregulated energy state of tumors to selectively kill cancer cells using electrochemical pathways.  While mechanism of action studies are being designed and tested, our IP and drug research program deals with a multi-part process.  It is proposed that the high-energy needs of rapidly proliferating tumor cells may be harnessed as a means of stopping cancer cell growth, reducing the size of tumors and eventually destroying those cells.  A normal cell uses a process called oxidative phosphorylation to generate approximately 32-high-energy molecules (adenosine triphosphate) from glucose to provide energy for the cell.  In contrast, cancer cells use a process called glycolysis that only generates approximately two such high-energy molecules from glucose and requires the additional metabolism of lipids (fats) for energy.  This results in a very high-energy requirement for the cancer cells.  Cancer cells reproduce rapidly and must synthesize large amounts of proteins to drive their proliferation and, accordingly, their amino acid needs are also quite high.  Our approach is to use tumor cells’ own exaggerated hunger against them.  Our approach is to essentially change the metabolic uptake of the cancer cell.  Our SM-88 drug is designed to exploit a cancer’s weakness in a manner that we believe has never before been exploited.

Platform Technology

SM-88 consists of four drugs in a proprietary combination and is intended as an oral therapy. SM-88 is comprised of three approved drugs, Phenytoin, Methoxsalen, Sirolimus, and a proprietary Tyrosine isomer that we have developed. The components are SM-88 consist of:

•	Phenytoin, which stimulates production of reactive lipid species which are associated with apoptosis;

•	Methoxsalen, which promotes toxic electron transfer and enhances reactive oxygen species (“ROS”) which results mitochondrial directed apoptosis;

•	Sirolimus, which is an mTOR inhibitor that decreases insulin actions and results in an increase in tumor cells’ demand upon LAT‐1 for exogenous amino acids and ROS; and,

•	LAT-1, our novel molecule, which is an amino acid exchanger which results in preferential tyrosine uptake.

SM-88 utilizes a proprietary combination of non-nutritive tyrosine analogs that cannot be used in protein synthesis.  We believe that the lack of functional tyrosine impairs the synthesis of tyrosine dependent molecules, e.g. mucins, and other essential moieties, making the cancer more vulnerable to cell death.

Our Strengths

We believe we can become a leader in developing cancer therapies with our platform technology for the following reasons:

•	Our initial drug candidate, SM-88, is believed to be a first-in-class immuno-modulating-electrochemical-response-modifier cancer therapy;

•

SM-88 has demonstrated its potential as an aggressive combination drug product treatment, with encouraging antitumor activity that has not, to date, shown significant toxic side effects at current therapeutic dose levels;

•	We have filed patents for additional drug candidates to provide a pipeline of oncology drug development programs based on our technology platform;

•	We currently retain all commercial rights for SM-88 and have undertaken an extensive multinational patent effort to protect those rights;

•	Our management team is leveraging its strong track record in the development and commercialization of new technologies and discoveries into the life sciences field; and

•	We have a technology base and patent portfolio in the field of targeted electrochemical immuno-oncology.

Our Corporate Strategy

Our goal is to develop and commercialize targeted electrochemical immuno-oncology therapies in humans aimed at improving and extending patients’ lives.  Key elements of our strategy to achieve this goal are to:

•

Successfully advance SM-88 through clinical development, including its phase II clinical trials, a phase III program and commercial launch.  We intend to pursue a worldwide development and commercialization plan for SM-88.

•

Continue to invest in our technology platform and IP portfolio to further build our electrochemical immuno-oncology therapy pipeline.  We plan to expand our R&D efforts to encompass other indications within the oncology field, to investigate other uses and patient populations and to conduct further mechanism studies that could potentially pave the way for adding further drugs to our pipeline of innovative therapies for humans.

•

Build a balanced portfolio of proprietary and partnered programs.  We plan to independently develop and commercialize multiple drug candidates for human indications within the oncology field.  For targets outside our core areas of interest or where a partner can contribute specific expertise, we intend to evaluate potential collaborations with strategic partners and/or potential acquisitions of other companies who can augment our expertise and technology, as well as a means to acquire rights or ownership of additional IP.  We also contemplate exploring global development partners and arrangements, where appropriate.

The Securities Offered

We plan to offer shares of our common stock and preferred stock, one or more series of debt securities and warrants to purchase any of our securities, up to a total aggregate offering price of $250,000,000 (subject to the limits specified in this prospectus for each class of securities sold hereunder) in one or more offerings under this prospectus, together with any applicable prospectus supplement and any authorized free writing prospectus, at prices and on terms to be determined by negotiation and/or market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	aggregate offering price;

•	aggregate principal amount;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	designation or classification;

•	voting or other rights, if any; and

•	material U.S. federal income tax considerations.

The prospectus supplement and any authorized free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no such prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of underwriters;

•	the name of agents;

•	applicable underwriting discounts, fees and commissions to be paid to them;

•	details regarding over-allotment terms, if any; and

•	the estimated net proceeds to us.

Common Stock. We plan to offer and issue shares of our common stock pursuant to this offering . Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock. We plan to offer and issue shares of our preferred stock pursuant to this offering, potentially in one or more series , dependent upon negotiation with investors, directly or through underwriters or agents . Under our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, none of the 10,000,000 authorized shares of preferred stock have been designated by our board of directors. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the option of the holders of our preferred stock and would be at prescribed conversion rates.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and related prospectus supplements in the certificate of designation relating to that series. We will set forth in a prospectus supplement, or as applicable incorporate by reference into the registration statement of which this prospectus is a part , the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements (and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We plan to offer and sell debt securities , potentially in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt , dependent upon negotiation with investors, directly or through underwriters or agents . The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates as set forth in any applicable prospectus statement.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be set forth in a prospectus supplement, or as applicable incorporated by reference into the registration statement of which this prospectus is a part from certain reports that we file with the SEC.

Warrants. We plan to offer and sell warrants for the purchase of common stock, preferred stock and/or debt securities , potentially in one or more series , dependent upon negotiation with investors, directly or through underwriters or agents . We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be set forth in a prospectus supplement, or as applicable, will be incorporated by reference in to the registration statement of which this prospectus is a part from certain reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being sold .

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive office is located at 44 Wall Street, 12th Floor , New York, New York 10005 . Our telephone number is (646) 205-1603. Our website address is www.tymeinc.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities offered in this prospectus.

“Tyme”, the Tyme logo and other trademarks or service marks of the Company appearing in this prospectus are the property of Tyme Technologies, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in (1) in our Annual Report on Form 10-K for the year ended December 31, 2015, (2) any applicable prospectus supplement and any authorized free writing prospectus, under similar headings, and (3) any amendment or supplement to the foregoing, which may be contained in future annual, quarterly and other reports and documents that are incorporated by reference into this prospectus. Please consult all of these risk factors before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as the development of new products, technology enhancements, possible collaborations, the timing, scope and objectives of our planned clinical trials, and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” or in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. We have paid no dividends on preferred shares during the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges.

	Year Ended December 31,				Six Months Ended June 30,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A
Ratio of combined fixed charges and preference dividends to earnings	N/A	N/A	N/A	N/A	N/A

For purposes of computing the ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense on indebtedness and an estimate of the interest within rental expense.

Our earnings were insufficient to cover fixed charges for the six months ended June 30, 2016 and each of the years ended December 31, 2015, 2014, 2013 and 2012. Accordingly,  we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the six months ended June 30, 2016 was $8.8 million and for the years ended December 31, 2015, 2014, 2013 and 2012 was approximately $11.7 million, $2.7 million, $1.1 million and $0.9 million, respectively.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or authorized writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to such prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds primarily in a money market mutual fund with a large financial institution.

DESCRIPTION OF CAPITAL STOCK

Common Stock

As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock, $0.0001 par value per share.  As of August 3 , 2016, 87, 627,838 shares of common stock were outstanding. The maximum dollar amount of common stock that we will issue and sell using this prospectus is $150,000,000.

Voting

Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. We do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Holders of common stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our board of directors, subject to the rights of the holders of the preferred stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

Rights and Preferences.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock in general are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Circumstances that Could Affect Our Presently Outstanding Number of Shares of Common Stock.

As of August 3 , 2016, we had 87, 627,838 shares of common stock outstanding. This number could be affected, positively or negatively, in the future by the following circumstances and uncertainties.

Certain Anti-Dilution Rights. Our number of outstanding shares of common stock could change in the future due to the anti-dilution rights of certain holders of 5.026 million shares of our outstanding common stock, who have anti-dilution protection that could result in additional dilution to our stockholders generally. These investors (1) acquired rights to acquire certain shares in a bridge loan financing in 2014, where such bridge loans were subsequently converted into 2.31 million shares of our common stock at a value (the “Conversion Value”) of $1.00 per share of common stock (the “Bridge Note Purchaser”) and (2) acquired certain shares of our common stock in 2015 at a value (the “PPO Share Value”) of $2.50 per share of common stock in a private placement offering transaction (the “PPO Investor”); such transactions and rights are described in greater in our Annual Report on Form 10-K for the year ended December 31, 2015. The anti-dilution rights of the Bridge Note Purchaser and PPO Investor provide that if we raise certain funds (excluding certain issuances of certain “exempt securities”) before March 2018 at a per share price less than $.50 per share (with such price the “Lower Price”), anti-dilution protections will apply to result in the Company being obligated to issue to the Bridge Note Purchaser and PPO Investor an additional number of shares for no cash consideration to replicate the issuance of shares to the Bridge Note Purchaser at the Lower Price (rather than the Conversion Value) and to the PPO Investor at the Lower Price (rather than the PPO Share Value), subject to certain limitations.

Existing Litigation Claims. As of the date of this prospectus, there were outstanding litigation claims that could affect our number of shares of outstanding common stock in the future. The background of such claims and the description of such claims are set forth below.

On March 5, 2015, we, our wholly-owned subsidiary formed for the purposes of completing a merger (which we refer to as “Acquisition Sub”), Tyme, Inc. (“Tyme”) and certain other parties entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”).  Simultaneous with the execution of the Merger Agreement, we and the other parties to the Merger Agreement consummated the transactions contemplated by the Merger Agreement (the “Merger”).  We refer to the date that the transactions contemplated by the Merger Agreement, including the Merger, were consummated as the “Closing Date.”  Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Tyme.  Tyme was the surviving corporation in the Merger and thus became our wholly-owned subsidiary.

The Merger Agreement provided that, in the event we raised additional capital in a public or private offering (in one or more closings) for gross proceeds of at least $20 million (a “Qualified Offering”), based on a pre-money valuation of our Company of at least $200 million, within five months of the earlier two dates specified in the Merger Agreement, as amended and subject to certain conditions (with such date being referred to as the “Qualified Offering Trigger Termination Date”), we would be obligated to issue to the holders of record of our Common Stock as of the Closing Date (the “Pre-Merger Company Stockholders”), pro rata, 1,333,333 additional restricted shares of our Common Stock (the “Qualified Offering Shares”).

The Merger Agreement further provided that:

•

if the pre-money valuation of our Company upon a Qualified Offering is $150 million or more but less than $200 million, the Pre-Merger Company Stockholders will surrender to us for cancellation without consideration one million shares of our Common Stock;

•

if the pre-money valuation of our Company upon a Qualified Offering is $100 million or more but less than $150 million, the Pre-Merger Company Stockholders will surrender to us for cancellation without consideration two million shares of our Common Stock; and

•

if the pre-money valuation of the Company upon a Qualified Offering is less than $100 million (which Qualified Offering may be rejected in the Company’s sole and absolute discretion) or if no Qualified Offering occurs within five months of the Qualified Offering Trigger Termination Date, the Pre-Merger Company Stockholders would be obligated to surrender to us for cancellation without consideration 3.5 million shares of our Common Stock.

The Pre-Merger Company Stockholders previously placed into escrow pursuant to an escrow agreement (the “Adjustment Shares Escrow Agreement”), 3.5 million shares of our Common Stock (the “Adjustment Shares”) to secure such surrender obligations described above.

We had the sole authority to determine all matters relating to the Qualified Offering, including the subscription price, pre-money valuation and whether or not to accept any subscriber’s subscription offer. No Qualified Offering occurred by the Qualified Offering Trigger Termination Date and we have sought a return of the Adjustment Shares from the escrow under the Adjustment Shares Escrow Agreement.

On November 10, 2015, we made demand of the escrow agent holding the Adjustment Shares for their surrender for cancellation. On November 17, 2015, GEM Global Yield Fund LLC SCS (“GEM”), on behalf of the Pre-Merger Company Stockholders (collectively, the “Defendants”), challenged such demand.

On January 19, 2016, we filed a complaint against GEM with the Commercial Division of the Supreme Court of New York, New York, captioned Tyme Technologies, Inc. v. GEM Global Yield Fund LLC SCS and CKR Law LLP, Index No. 650250/2016.  On April 1, 2016, we filed an amended complaint, which asserts causes of actions for (i) a declaratory judgment declaring that the relevant contracts require the 3.5 million escrowed Adjustment Shares to be released to us; (ii) breach of contract for failure to deliver the 3.5 million escrowed Adjustment Shares to us; (iii) conversion for GEM’s willful and malicious interference with our rights to the Adjustment Shares; and (iv) replevin for CKR Law’s refusal to surrender the escrowed Adjustment Shares to us.

On June 20, 2016, Defendants filed their answer and GEM asserted two counterclaims. The first counterclaim alleges that we purportedly breached our obligation to allow GEM to provide additional financing by refusing to allow GEM to purchase 17.2 million shares at a price of $1.1626 per share.  GEM alleges that it was damaged by at least $144,000,000 based upon the differential between GEM’s proposed share purchase price and the then-current market value of our Common stock.  GEM’s second counterclaim alleges that we purportedly breached our fiduciary duties to GEM as a stockholder of the Company, by rejecting GEM’s proposed financing described above.  We believe the Defendants’ counterclaims are without merit and we intend to vigorously defend these claims and seek the return of the 3.5 million escrowed Adjustment Shares in accordance with the terms set out in the Merger Agreement and the Adjustment Shares Escrow Agreement.

Fully Paid and Nonassessable.

All of our outstanding shares of common stock are fully paid and nonassessable.

Statutory Provisions

Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested stockholder. An interested stockholder is generally defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•

the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were stockholders before we became subject to Section 203.

By-Law Provisions

Vacancies, and newly-created directorships resulting from any increase in the size of our board, may be filled by a majority vote of all remaining directors.

These provisions, together with the provisions of Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that certain of our stockholders might benefit from such a change in control or offer.

Miscellaneous

Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights.

Preferred Stock

The following is a description of general terms and provisions of the preferred stock.  The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be, contained in our Certificate of Incorporation and the certificate of amendment relating to each series of the preferred stock, which will be contained in a prospectus supplement and/or filed in an exhibit to a filing with the SEC at or prior to the time of issuance of the series of the preferred stock. The maximum dollar amount of preferred stock that we will issue and sell using this prospectus is $40,000,000.

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share.  As of the date of this prospectus , no shares of preferred stock were outstanding.  Subject to limitations prescribed by law, the board of directors is authorized at any time to issue one or more series of preferred stock.

The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series the following information:

•	the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the number of shares in any series;

•	whether dividends on that series of preferred stock will be cumulative;

•	the dividend rate (or method for determining the rate);

•	any liquidation preference per share of that series of preferred stock;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	any voting rights of that series of preferred stock; and

•	the terms of any other preferences or rights applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and non-assessable.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement.  Generally, no dividends will be declared or paid on any series of preferred stock unless full dividends for all series of preferred stock, including any cumulative dividends still owing, have been or contemporaneously are declared and paid.  When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of preferred stock will bear to each other series the same ratio that accrued dividends per share for each respective series of preferred stock bear to aggregate accrued dividends for all outstanding shares of preferred stock.  In addition, generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the common stock and we may not redeem or purchase any common stock.

Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends.  Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock.  If the amounts payable with respect to preferred stock are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series.  After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Neither the par value nor the liquidation preference will be indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

Voting

Generally, the holders of preferred stock will not be entitled to vote except as set forth in the prospectus supplement, our Amended and Restated Certificate of Incorporation or certificate of amendment or as otherwise required by law.

No Other Rights

The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth in the prospectus supplement, the Amended and Restated Certificate of Incorporation or certificate of amendment or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent for each series of preferred stock will be designated in the prospectus supplement.

Depositary Shares Associated with Preferred Stock

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock.  If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.  Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share.  Those rights include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares.  The depositary will be a bank or trust company selected by us.  The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.

Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of the most important terms of the depositary shares.  The deposit agreement, our Amended and Restated Certificate of Incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.

Dividends on Depositary Shares Associated with Preferred Stock

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date.  The record date for the depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution.  However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution.

The method may include selling the property and distributing the net proceeds to the holders.

Liquidation Preference for Depositary Shares Associated with Preferred Stock

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption of Depositary Shares Associated with Preferred Stock

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed.  The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting Rights of Holders of Depositary Shares Associated with Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock.  Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares.  The record date for the depositary shares will be the same date as the record date for the preferred stock.  The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with the instructions of the holders of the depositary receipts.  We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.  The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal by Holders of Depositary Shares of Preferred Stock Underlying Depositary Shares

Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares.  Partial shares of preferred stock will not be issued.  These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

United States Federal Income Tax Consequences Associated with the Depositary Shares

Owners of the depositary shares associated with our preferred stock will be treated for United States Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares.  Accordingly, the owners will be entitled to take into account for United States Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock.  In addition:

•	no gain or loss will be recognized for United States Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

The prospectus supplement for each series of preferred stock may include a description of additional applicable United States Federal income tax or other considerations with respect to the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding.  The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed or

•	there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares.  Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement to be for their accounts.  In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Reports to Holders of Depositary Shares

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock.  In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement.  Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement.  Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.  We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so.  We may remove the depositary at any time.  Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.  The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.  In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities.  The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. The maximum dollar amount of debt securities that we will issue and sell using this prospectus is $50,000,000.

The debt securities will be issued under an indenture between us and one or more trustees (the “Indenture”).  The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The following is a summary of the most important provisions of the Indenture.  A copy of the Indenture is an exhibit to the registration statement of which this prospectus is a part.  Section references below are to the section in the Indenture.  The referenced sections of the Indenture are incorporated by reference.

General

The Indenture does not limit the amount of debt securities that we may issue.  The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time ; provided the maximum amount of debt securities sold pursuant to this prospectus will be limited to $50,000,000 .  The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt.

The debt securities may be issued in one or more separate series.  The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities.  These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount issued;

•	the maturity date or dates, or the method of determining the maturity dates;

•	the interest rate or rates, or the method of determining those rates;

•	the interest payment dates and the regular record dates;

•	the places where payments may be made;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any deletions of, or changes or additions to, the events of default or covenants;

•	the form of the debt securities;

•

if other than U.S. dollars, the currency or currencies, including composite currencies, in which payments on the debt securities will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

•

whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any conversion or exchange provisions;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	any special United States Federal income tax or other considerations with respect to the debt securities; and

•	any other specific terms of the debt securities.

(Section 2.3)

Unless otherwise specified in the prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

We may issue some of the debt securities as original issue discount debt securities.  Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount.

Certain Covenants of the Company

Limitation on Liens — Subject to the exceptions set forth below under “Exempted Indebtedness,” we covenant that we will not create or assume, nor will we permit any Restricted Subsidiary (as hereinafter defined) to create or assume, any,

•	mortgage

•	security interest,

•	pledge, or

•	lien

(together, we refer to these transactions as “liens”) of or upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without equally and ratably securing the outstanding debt securities.  This restriction will not apply to certain permitted liens, including the following:

(i)

liens on any Principal Property (including any underlying real estate) which are created or assumed contemporaneously with, or within 120 days after (or in the case of any such Principal Property which is being financed on the basis of long-term contracts or similar financing arrangements for which a firm commitment is made by one or more banks, insurance companies or other lenders or investors (not including us or any Restricted Subsidiary), then within 360 days after), the completion of the acquisition, construction or improvement of such Principal Property to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or liens on any Principal Property existing at the time of acquisition thereof;

(ii)

liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation substantially as an entirety to us or a Restricted Subsidiary;

(iii)	liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(iv)	liens to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary, but only so long as such indebtedness is held by us or a Restricted Subsidiary;

(v)

liens in favor of the United States of America or any State thereof, or any department, agency or political subdivision of the United States of America or any State thereof, to secure certain payments pursuant to any contract or statute, including liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving property subject to such liens;

(vi)

liens in favor of any customer arising in respect of certain payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

(vii)

liens to extend, renew or replace in whole or in part any lien referred to in the foregoing clauses (i) to (vi), or in this clause (vii), or any lien created prior to and existing on the date of the Indenture, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property); and

(viii)	certain statutory liens, liens for taxes and certain other liens.

(Section 3.6)

Limitations on Sale and Lease-Back Transactions — Subject to the exceptions set forth below under “Exempted Indebtedness,” sale and lease-back transactions by us or any Restricted Subsidiary of any Principal Property which has been owned and operated by us or a Restricted Subsidiary for more than 120 days are prohibited unless

(i)	the property involved is property which could be the subject of a lien without equally and ratably securing the debt securities;

(ii)

an amount equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction is applied to the acquisition of another Principal Property of equal or greater fair market value or to retirement of indebtedness for borrowed money (including the securities) which by its terms matures on or is renewable at the option of the obligor to a date more than twelve months after the creation of such indebtedness; or

(iii)	the lease involved is for a term (including renewals) of not more than three years.

(Section 3.7)

Exempted Indebtedness — Either we or a Restricted Subsidiary may create or assume liens and enter into sale and lease-back transactions, notwithstanding the limitations outlined above, provided that at the time thereof and after giving effect thereto the aggregate amount of indebtedness secured by all such liens and Attributable Debt of all such sale and lease-back transactions outstanding shall not exceed 5% of Consolidated Net Tangible Assets (as hereinafter defined).  (Section 3.8)

Limitations on Mergers, Consolidations and Sales of Assets — If, upon our consolidation or merger with or into any other corporation, or upon any sale, conveyance or lease of substantially all our properties, any Principal Property would become subject to any lien, we, prior to such event, will secure the debt securities equally and ratably with any of our other obligations then entitled thereto by a direct lien on all such Principal Property prior to all other liens other than any theretofore existing thereon.  (Section 3.9)

Certain Definitions

The term “Restricted Subsidiary” means any Subsidiary

(a)	substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and

(b)	which owns or leases a Principal Property.

The term “Principal Property” means any manufacturing plant, research facility or warehouse owned or leased by us or any of our subsidiaries which is located within the United States and has a net book value exceeding the greater of $5,000,000 and 1% of the shareholders’ equity of our company and our consolidated subsidiaries, excluding any property which the board of directors by resolution declares is not of material importance to our total business as consolidated with the business of our subsidiaries.

The term “Attributable Debt” means the present value (discounted as provided in the senior indenture) of the obligation of a lessee for required rental payments for the remaining term of any lease.

The term “Consolidated Net Tangible Assets” means at any time the total of all assets appearing on the most recent consolidated balance sheet of our company and our consolidated subsidiaries, prepared in accordance with generally accepted accounting principles, at our and their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, are set aside in connection with the business conducted), but excluding goodwill, trademarks, patents, unamortized debt discount and all other like segregated intangible assets, and amounts on the asset side of such balance sheet for our capital stock, all as determined in accordance with such principles, less Consolidated Current Liabilities.

The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our consolidated subsidiaries appearing on the consolidated balance sheet of our company and our consolidated subsidiaries, all as determined in accordance with generally accepted accounting principles.

(Section 1.1)

Other than the restrictions on liens and sale and lease-back transactions described above, neither the Indenture nor the debt securities afford you protection in the event of a highly leveraged transaction involving us or any of our subsidiaries, including any takeover, recapitalization or other restructuring that may result in a sudden and significant decline in credit rating.

Events of Default, Waiver and Notice

As to any series of securities, an “event of default” is defined in the Indenture as being any of the following events:

(i)	default for 30 days in the payment of any interest on the securities of such series;

(ii)	default in the payment of principal or premium due on the securities of any series;

(iii)	default in the payment of any sinking fund installment on the securities of such series, when due;

(iv)	our default for 90 days in the performance of any other of the covenants or agreements in the Indenture (other than those set forth exclusively in the terms of any other series of securities);

(v)	certain events of bankruptcy, insolvency and reorganization of our company; or

(vi)	any other events as may be established in any applicable supplement.

(Section 5.1)

No event of default with respect to any particular series of securities necessarily constitutes an event of default with respect to any other series of securities.  (Section 5.11)

The trustee must give notice of a default to the holders of the series of debt securities on which the default exists within 90 days unless the default is cured or waived.  However, the trustee may withhold this notice if the trustee considers it in the interest of the holders of securities of such series to do so.  The trustee may not withhold notice in the event of a payment default with regard to principal, interest or a sinking fund.  (Section 5.11)

If an event of default has occurred and is continuing:

•

and the event of default is as described in clause (i), (ii) or (iii) above, either the trustee or the holders of 25% in principal amount of the securities of such series then outstanding may declare the principal (or, in the case of discounted securities, the amount specified in the terms thereof) of all such securities to be due and payable immediately.

•

and the event of default is as described in clause (iv) or (v) above, either the trustee or the holders of not less than 25% in principal amount of all affected securities, voting as a single class, may declare the principal (or, in the case of discounted securities, the amount specified in the terms thereof) of all securities to be due and payable immediately.

However, upon certain conditions, past defaults of the type described in clause (iv) or (v) above may be waived by the holders of a majority in principal amount of the affected securities then outstanding, except for defaults in

•	the payment of principal of, or any premium or interest on, such securities or

•	with respect to any covenant or provision which may not be amended without the approval of each holder affected.

(Sections 5.1 and 5.10)

The holders of a majority in principal amount of the securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture, subject to certain limitations specified in the Indenture, provided that the holders of securities shall have offered to the trustee reasonable indemnity against costs, expenses and liabilities.  (Sections 5.9 and 6.2(d)) We must certify to the trustee on a yearly basis as to the absence of certain defaults.  (Section 3.5)

Modification of the Indenture

Together with the trustee, and subject to the consent of the holders of at least 66 2/3% of the outstanding principal amount of the outstanding debt securities of all affected series, we may modify the Indenture or any supplement to the Indenture.  Without the consent of each affected holder, we may not:

(i)	extend the final maturity of any security;

(ii)	reduce the principal amount or rate of interest of any security;

(iii)	extend the time of payment of interest of any security;

(iv)	reduce the amount payable upon the redemption of any security;

(v)	reduce the amount of the principal of a discounted security payable upon acceleration of the maturity of the security or in the event of bankruptcy;

(vi)	impair the right to institute suit to enforce payment or repayment; or

(vii)	change the provisions in the indenture that relate to its modification or amendment.

(Section 8.2)

Concerning the Trustee

The trustee or trustees to be appointed under the Indenture, may also perform other services for us, such as for example cash management services, and may provide in the future certain credit facilities to us in the normal course of business.

Defeasance of the Indenture and Securities

We may, at any time, satisfy our obligations with respect to any payments of principal, premium or interest of any security or securities of any series by depositing in trust with the trustee:

(a)	money (in the currency in which the securities are payable),

(b)	in the case of securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination of U.S. Government Obligations and money, or

(c)	in the case of securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture) or a combination of Foreign Government Securities and money.

If the deposit is sufficient to make all payments of interest, principal and premium when due, our obligations with respect to such securities will be discharged and terminated (except as to certain of our obligations to the trustee), and you will be able to look only to the trust fund for any payment of principal, premium and interest on securities of such series until maturity or redemption.  (Article Ten)

Under United States Federal income tax law, any deposit as described just above is viewed as a taxable exchange of the securities deposited in the trust for interests in, or for an instrument representing indebtedness of, the trust.  Accordingly, at such time as we may elect to deposit securities in a trust as described above, you would be required to recognize taxable gain or loss as if the securities had been sold for an amount equal to the sum of the amount of money and the fair market value of the securities held in the trust (or, alternatively, the value of the instrument).  You then may be required to include in taxable income your share of the income, gain and loss of the trust.

Alternatively, the trust might be considered a separate taxable entity, in which case you might also be taxable on original issue discount as well as interest on the instrument.  You should consult your own advisors with respect to the more detailed tax consequences of such deposit and discharge, including possible liabilities with regard to tax laws other than United States Federal income tax law.

Global Securities Evidencing Debt Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement.  We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the accompanying prospectus supplement.

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of that global security to the accounts of participants in the depositary.  Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security.  Except as provided in the Indenture, owners of beneficial interests in securities represented by a global security will not

(a)	be entitled to have such securities registered in their names,

(b)	receive or be entitled to receive physical delivery of certificates representing such securities in definitive form,

(c)	be considered the owners or holders thereof under the Indenture or

(d)	have any rights under the Indenture.

We may, in our sole discretion, at any time determine that any series of securities issued or issuable in the form of a global security shall no longer be represented by such global security and such global security shall be exchanged for securities in definitive form pursuant to the Indenture.

(Section 2.14)

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and any authorized free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement , any applicable authorized free writing prospectus or as applicable in certain reports and exhibits filed with the SEC that are incorporated by reference into the registration statement of which this prospectus forms a part . The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. The maximum dollar amount of warrants that we will issue and sell using this prospectus is $10,000,000.

We plan to issue warrants for the purchase of debt securities, preferred stock or common stock.  Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  A copy of the warrant agreement will be set forth in the prospectus supplement or as applicable will be filed with the SEC in connection with the offering of warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants. The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	any offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

•	any date from and after which the warrants and any securities issued with them will be separately transferable;

•	the principal amount of or number of shares of stock that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	any minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	if applicable, a discussion of material United States Federal, or other income tax considerations;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form; and

•	any information with respect to book-entry procedures.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of Delaware.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described under “—Special Situations When a Global Security Will Be Terminated,” or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We plan to sell the securities hereunder pursuant to negotiated transactions, underwritten public offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may sell or distribute securities in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change based upon the date of closing of any issuance hereunder .  We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate following effectiveness of the registration statement of which this prospectus forms a part . We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.  These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL OPINIONS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by Drinker Biddle & Reath LLP, Philadelphia, PA. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The audited consolidated financial statements as of and for the year ended December 31, 2015 incorporated by reference in this prospectus and elsewhere in the registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements as of and for the year ended December 31, 2014, before the effects of the adjustments to retrospectively apply the impact of the reverse merger as described in Note 1, (not separately included or incorporated by reference in the prospectus) have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm. The adjustments to those financial statements to retrospectively apply the impact of the reverse merger described in Note 1 have been audited by Grant Thornton LLP, an independent registered public accounting firm.

The consolidated financial statements as of and for the year ended December 31, 2014 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of (i) WithumSmith+Brown, PC, solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the impact of the reverse merger in Note 1 and (ii) Grant Thornton LLP solely with respect to the adjustments to those financial statements to retrospectively apply the impact of the reverse merger in Note 1, given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC” or the “Commission”).  You may read and copy any document we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  20549.  You may call the SEC at 1-800-SEC-0330 for further information on the SEC’s Public Reference Room.  You may also access our SEC filings at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 9, 2016 and August 9, 2016;

•

Our Current Reports on Form 8-K dated January 27, 2016, February 2, 2016, April 27, 2016 and May 9, 2016 (two filings) and filed on February 2, 2016, February 8, 2016, May 3, 2016 and May 13, 2016 (two filings), respectively; and

•

The description of our common stock in the Section entitled “Description of Common Stock” under Item 13 in our Annual Report on Form 10-K/A filed with the SEC on April 29, 2016 (the “2016 Form 10-K/A”); and

•	The 2016 Form 10-K/A.

You may request a copy of these filings at no cost, by writing to or telephoning us at:

Chief Financial Officer’s Office

TYME TECHNOLOGIES, INC.

44 Wall Street – 12th Floor

New York, New York

Telephone:  (646) 205-1603

You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

All of the amounts shown are estimates.

Registration Fee	$25,175
Accountants’ Fees	25,000
Fees and Expenses of trustee	15,000
Legal Fees and Expenses	65,000
Printing and Miscellaneous Expenses	10,000
Total	$140,175

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.  The provisions of our Amended and Restated Certificate of Incorporation eliminate the personal liability of directors of the Company to the extent set forth in the DGCL.  Our Amended and Restated Certificate of Incorporation is filed as an exhibit herewith, and applicable amendments thereto are incorporated herein by reference to prior filings.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers against expenses (including attorneys’ fees actually and reasonably incurred), judgments, fines and settlements, in connection with any action, suit or proceeding (other than derivative actions), whether civil, criminal, administrative or investigative, if it is determined that such person acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, had no reasonable cause to believe that his or her conduct was unlawful. In a derivative action brought by or in the right of the corporation, the DGCL permits indemnification of any such person if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, but no indemnification may be given where such person has been found to be liable to the corporation unless (and only to the extent that) a court determines that despite such finding of liability, such person is fairly and reasonably entitled to indemnification against such expenses which the court deems proper. Our By-Laws provides for indemnification of our directors and officers to the fullest extent permitted by the DGCL, and further permit the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.  Our Amended and Restated Certificate of Incorporation contains provisions which provide for indemnification of certain persons (including officers and directors).

We maintain insurance that generally insures our officers and directors and the officers and directors of our subsidiaries (as defined in the insurance policy) against liabilities incurred in their professional capacities, and insures us with respect to amounts to which officers and directors become entitled as indemnification payments from us, subject to certain specified exclusions and deductible and maximum amounts.  We also maintain an insurance policy that protects, among others, certain of our officers and directors and certain of the officers and directors of our subsidiaries against liabilities incurred for certain breaches of fiduciary duty with respect to their performance of certain duties and responsibilities, subject to certain specified exclusions and deductible and maximum amounts.

ITEM 16.  EXHIBITS.

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Common Stock.
1.2*	Form of Underwriting Agreement for Preferred Stock.
1.3*	Form of Underwriting Agreement for Debt Securities.
1.4*	Form of Underwriting Agreement for Warrants.
3.1

Amended and Restated Certificate of Incorporation of Tyme Technologies, Inc. [Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Date of Report: September 12, 2014), filed with the SEC on September 19, 2014.]

3.2	By-Laws of Tyme Technologies, Inc. [Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K (Date of Report: September 12, 2014), filed with the SEC on September 19, 2014.]
4.1**	Form of indenture between the Company and one or more trustees to be named.
4.2*	Form of Note
4.3**	Form of Common Stock Warrant Agreement
4.4*	Form of Preferred Stock Warrant Agreement
4.5*	Form of Debt Securities Warrant Agreement
4.6*	Form of Specimen Preferred Stock Certificate and Certificate of Designations of Preferred Stock
5.1**	Opinion of Drinker Biddle & Reath LLP
12.1**	Statement Regarding Computation of Ratios
23.1***	Consent of WithumSmith+Brown, PC - Independent Registered Public Accounting Firm
23.2***	Consent of Grant Thornton LLP - Independent Registered Public Accounting Firm
23.3**	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).
25.1*	Statement of Eligibility of Trustee under the Indenture.

__________

*	To be filed by amendment, including through a report filed under the Securities Exchange Act of 1934.

**	Previously filed with this Registration Statement.

***	Filed herewith.

ITEM 17.  UNDERTAKINGS.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B, e ach prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          If the registrant is relying on Rule 430B, e ach prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)        Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 3 on Form S-1 to the Registration Statement and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 9th day of September , 2016.

TYME TECHNOLOGIES, INC.

By	/s/ Steve Hoffman

Steve Hoffman
President and Chief Executive Officer (Principal Executive Officer)

Signature	Title	Date

/s/ Steve Hoffman	Chief Executive Officer and Director (Principal Executive Officer)	September 9 , 2016
Steve Hoffman

/s/ Robert Dickey IV	Vice President – Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 9 , 2016
Robert Dickey IV

/s/ Michael Demurjian	Chief Operating Officer and Director	September 9 , 2016
Michael Demurjian

*	Director	September 9 , 2016
Tommy G. Thompson

*	Director	September 9 , 2016
Gerald H. Sokol

*	Director	September 9 , 2016
Tim Tyson

* By: /s/ Michael Demurjian
Attorney in Fact